UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2014

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	33-2783-S	82-0404220
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

_________________________

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Annual Meeting of Stockholders

The Annual Meeting of Stockholders of Sigma Labs, Inc. (“our” or the “Company”) was held on October 9, 2014. Our stockholders acted upon the following proposals at the Annual Meeting:

•	Proposal 1: to elect Mark Cola, Tom O’Mara, and Michael Thacker to our board of directors to serve as directors until the 2015 Annual Meeting of stockholders;

•	Proposal 2: a proposal to approve the form of indemnification agreement between the Company and its directors and officers; and

•	Proposal 3: a proposal to ratify the selection of Pritchett, Siler & Hardy, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Voting Results

Proposal 1: Mark Cola, Tom O’Mara and Michael Thacker were elected as directors on the following vote:

•	Mark Cola was elected with 252,052,076 “FOR” votes, 1,246,122 “AGAINST” votes and 221,632 “ABSTAIN” votes;

•	Tom O'Mara was elected with 252, 941,774 “FOR” votes, 356,424 “AGAINST” votes and 221,632 “ABSTAIN” votes; and

•	Michael Thacker was elected with 251,933,264 “FOR” votes, 1,364,934 “AGAINST” votes and 221,632 “ABSTAIN” votes.

In addition, there were 198,467,069 broker non-votes in connection with this proposal.

Proposal 2: This proposal was not approved with 188,957,099 “FOR” votes, 58,471,606 “AGAINST” votes and 6,091,125 “ABSTAIN” votes. There were 198,467,069 broker non-votes in connection with this proposal.

Proposal 3: This proposal was approved with 448,336,896 “FOR” votes, 597,212 “AGAINST” votes and 3,052,791 “ABSTAIN” votes. There were no broker non-votes in connection with this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2014	SIGMA LABS, INC.

	By:	/s/ Mark J. Cola
		Name:	Mark J. Cola
		Title:	President and Chief Executive Officer